                                                                EXHIBIT 10.13


                          TECHNICAL SUPPORT AGREEMENT
                          ---------------------------


         This Technical Support Agreement (the "Agreement") is made and entered into this 15th day of May, 1995, by and between DHI COMPUTING SERVICE, INC., a Utah corporation ("DHI") and CROGHAN & ASSOCIATES, INC. (d/b/a "System One"), a Colorado corporation ("System One").

         DHI and System One have entered into a License Agreement (the "License Agreement") on this date pursuant to which DHI has granted to System One a perpetual, restrictive and nonexclusive license to use the DHI Systems Software, the DHI Financial Software Modules, and the DHI FTI Software, as defined in the License Agreement, in the health care industry. System One desires to obtain from DHI certain technical support services with respect thereto.

         In consideration of the mutual covenants contained herein and other valuable consideration, the adequacy and receipt of which is hereby mutually acknowledged, the parties hereto agree as follows:

         1. Definitions. The term "Software" in this Agreement means the DHI Systems Software, the DHI Financial Software Modules, and the DHI FTI Software, as defined in the License Agreement, and includes, without limitation, all error corrections, new releases, and associated materials provided by DHI to System One pursuant to this Agreement. The term "Software" in this Agreement specifically excludes the Part (d) Components, as defined in the License Agreement, except to the extent part of the DHI Systems Software, the DHI Financial Software Modules, or the DHI FTI Software. The term "Documentation" means the portion of the Software which includes the related printed or tangible materials, such as, but not limited to, flow charts, logic diagrams, listings, and user documentation. The terms "DHI Systems Software," "DHI Financial Software Modules," and "DHI FTI Software," also have the same meanings as in the License Agreement.

         2. Support Services. During the term of this Agreement, DHI agrees, except as otherwise stated in this Agreement, to provide the following technical support services to System One:

                   (a) DHI agrees to use prompt and commercially reasonable efforts to correct verifiable and reproducible errors in the Software which are reported to DHI by System One in accordance with DHI's standard reporting procedures as outlined in Exhibit A. For purposes of this Agreement, the term "error" means any failure of the Software to function on compatible computer equipment (as defined by DHI from time to time) substantially as provided in DHI's then current Documentation for the Software. The correction of errors shall involve either a software modification or addition that, when made or added to the Software, makes them capable of functioning on compatible computer equipment substantially as provided in




[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

         DHI's user documentation, or a procedure or routine that, when observed in the regular operation of the Software, eliminates the practical adverse effect on System One of the error. A breach of warranty may be eliminated by revising the Documentation to conform with the Software only if to do so will not materially and adversely affect the functions of the Software for System One. DHI shall have no responsibility under this Agreement with respect to errors in any version of the Software other than the most recent release thereof made available by DHI to System One pursuant to Section 2(d) (or the release of the Software delivered pursuant to the License Agreement, if no release has been made pursuant to Section 2(d) of this Agreement), provided that DHI shall continue to support a prior release for a reasonable period sufficient to allow System One to implement the most recent release, but not to exceed 120 days.

                  DHI's obligations under this Section 2(a) are conditioned upon proper use of the Software and shall not apply if System One makes or permits any modification or alteration therein which is not approved by DHI in writing, or deviates from the operating procedures therefor which are suggested by DHI, or if an error results in whole or in part from any neglect, accident or misuse by System One or its employees or agents, or from any computer equipment failure or failure to maintain a proper operating environment for the computer equipment, or from any error in the operating programs which are not part of the Software. If DHI performs services to correct an error and it is mutually determined that the error resulted in whole or in part from circumstances described in the preceding sentence, DHI shall have the option to charge System One a reasonable fee for such service in addition to the fee provided for in Section 6 herein, which fee shall be based on DHI's then standard rates for personnel, computer usage, travel and other costs.

                  (b) DHI shall be available to provide reasonable 24 hour a day telephone assistance to System One in problem diagnosis and resolution with respect to System One's use of the Software. DHI shall, at its expense, maintain an 800 number for this purpose. On Sundays and on Federal and State holidays, DHI's response may be slower to the extent it utilizes an answering service or paging device. The telephone support service to be provided by DHI shall not be a substitute for proper training of System One's employees. Except in emergency situations, all telephone communications by System One shall be made by System One's representative designated by it from time to time pursuant to Section 13 herein.

                  (c) At the request of System One from time to time, DHI shall maintain dial-up communication capability with one central computer of System One with which the Software is


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


           being used, and System one shall also maintain dial-up communication capability with DHI's computer facilities. Alternatively, at System One's option, a dedicated telephone line shall be utilized to maintain communication. System One shall pay all telephone charges incurred by it or DHI in connection with such dial-up or dedicated line communications. (In conjunction with the execution of this Agreement, the parties are entering into a Lease Agreement (the "Lease") pursuant to which System One will occupy space at DHI's principal offices in Provo, Utah, and pursuant to which System one will be entitled to certain usage of the central processing equipment of DHI located at those facilities. The dial-up capability contemplated by this part (c) will be for a central computer of System One which is in addition to the central processing equipment of DHI which will be available to System One during the term of the Lease.)

                     (d) DHI may, from time to time, issue new releases of the Software for its own use or to customers generally, containing error corrections and minor or major enhancements. DHI shall provide System One with a copy of any such releases, except: (i) with respect to the DHI Financial Software Modules, any new applications of such modules (as contrasted to minor or major enhancements of applications existing at the date of this Agreement), and (ii) as provided in section 4 herein with respect to the DHI FTI Software. Copies of any new releases to be provided by DHI shall be provided to System One within forty-five (45) days after DHI commences use thereof in the ordinary course of its business (not including testing) or at the same time that DHI provides copies thereof to customers generally.

                     (e) With respect to new releases provided to System One pursuant to this Agreement, DHI shall provide object code, source code, and user documentation.

                     (f) DHI shall maintain a trained staff capable of rendering the services set forth in this Agreement.

           3. DHI Financial Software Modules. There are five (5) DHI Financial Software Modules: General Ledger, Fixed Assets, Accounts Payable, Payroll, and Materials Management. DHI will provide technical support to System One pursuant to this Agreement with respect to the General Ledger Module and the Fixed Assets Module.

         The Accounts Payable Module, the Payroll Module, and the Materials Management Module (collectively the "HPS Related Modules") have historically been supported by DHI in conjunction with its HPS Division, and, notwithstanding anything in this Agreement to the contrary, the support obligations of DHI under this Agreement will not extend to the HPS Related Modules. However,, if at any time DHI does issue new releases of the HPS Related Modules containing error corrections and minor or major

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


enhancements (but not new applications), DHI shall provide System One with a copy of any such releases as contemplated in Section 2(d) herein.

         System One agrees to provide to DHI technical support (corresponding to the technical support which DHI is to provide to System One with respect to the General Ledger Module and the Fixed Assets Module) with respect to the HPS Related Modules and, in conjunction therewith, will provide DHI with copies of new releases of the HPS Related Modules containing error corrections and minor or major enhancements (but not now applications) which System One provides to its customers generally.

         Pursuant to Section 8 herein, additional technical support services with respect to the DHI Financial System Modules may be provided by either party to the other. The parties may negotiate some method of offsetting the charges for such services, with the party owing the most to pay the balance from time to time as may be agreed upon.

         Either party shall have the right for any reason whatever, upon ninety
(90) days advance written notice to the other party, to terminate this Agreement with respect to the DHI Financial System Modules.

         4. DHI FTI Software. Notwithstanding anything in this Agreement to the contrary: (a) the support obligation of DHI with respect to the DHI FTI Software applies only to the modules or classes thereof which are generally available to customers of DHI prior to the date of this Agreement (the "existing modules or classes" which are the modules and classes described in the description of the DHI FTI Software which is attached as Exhibit C to the License Agreement), and
(b) System One shall not be entitled to any modules or classes of DHI FTI Software which are currently under development (which, for this purpose, do not include the existing modules or classes as described in part (a) above) or which are hereafter developed by DHI, whether or not such modules or classes of DHI FTI Software are otherwise released by DHI as minor or major enhancements to the existing modules or classes.

         5. Term The term of this Agreement shall be for a period of two years from the date of this Agreement with respect to the DHI Financial System Modules, and the DHI FTI Software, except as it may be earlier terminated with respect to the DHI Financial System Modules pursuant to Section 3 herein.

         The term of this Agreement with respect to the DHI Systems Software shall continue until terminated pursuant to Section 7 herein.

         6. Fees. For the technical support services to be provided by DHI under this Agreement, System One agrees to pay to DHI a


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
monthly fee in the amount of $[*], subject to adjustment as hereinafter provided.

         At the beginning of the second year of the term and at the beginning of each additional year of the term, the fee shall be increased by a percentage equal to the sum of: (a) [*], (b) [*]. The "percentage increase in CPI-U during the immediately preceding year" means the percentage increase in the CPI-U (the Consumer Price Index--U.S. City Average For All Items For All Urban Consumers (1982-84=100) published by the Bureau of Labor Statistics of the United States Department of Commerce) between the last full calendar month prior to the commencement of such immediately preceding year and the last full calendar month in such immediately preceding year. (If the CPI-U is at any time no longer published, then another index reasonably selected by DHI shall be substituted for the CPI-U.) The monthly fee shall be due and payable in advance, on or before the first day of the month to which it relates.

         In addition to the foregoing fee, System One shall pay the following expenses reasonably incurred by any employees of DHI who travel at the request of System One (other than to the premises leased by System One pursuant to the Lease) in connection with the performance by DHI of its services under this
Agreement: economy class, round trip air fare or its equivalent; first class, single occupancy hotel or motel accommodations; reasonable out-of-pocket meal expenses; and reasonable out-of-pocket local transportation expenses for taxi and/or automobile rental service. System One shall reimburse DHI for any such expenses within 30 days after receipt of a correct invoice therefor. DHI may submit an invoice at any time for any part or all of such fees to the extent the services to be provided for such fees have been rendered. If an invoice is deemed incorrect, System One must notify DHI within five working days of receipt; otherwise, such invoice shall be deemed correct.

         7. Termination. This Agreement may be terminated as follows:

                  (a) This Agreement may be terminated by DHI on any anniversary of this Agreement (but not earlier than the fourth anniversary) in the event DHI no longer uses the DHI Systems Software in the ordinary course of its business or no longer provides technical support services for the DHI Systems Software to customers.

                  (b) This Agreement may be terminated by System One on any anniversary of this Agreement (but not earlier than the second anniversary) for any reason whatever, provided that at least ninety
         (90) days prior written notice is given to DHI.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                  (c) This Agreement may be terminated by DHI on any anniversary of this Agreement (but not earlier than the seventh anniversary) for any reason whatever, provided that at least 180 days prior written notice is given to System One.

                  (d) This Agreement may be terminated by either party upon material default by the other party in the performance of its obligations and failure of such other party to correct such default within 15 days after written notice thereof (or if such default, other than a default in the payment of money owed, cannot reasonably be corrected within such 15 days, then failure of such other party to commence corrective steps within such 15 day period and diligently to pursue such steps to completion).

         8. Additional Services. Upon written request from System One from time to time, but subject to specific agreement by DHI in each instance, DHI shall use commercially reasonable efforts to perform additional technical support services which System One may reasonably need in addition to those otherwise provided for in this Agreement. Additional technical support services not otherwise covered by this Agreement would include, without limitation, the following: (a) installation of the Software on equipment of Customers, (b) any modifications to the Software requested by System One except to correct errors pursuant to Section 2(a) herein, (c) application program support services except with respect to the DHI Financial Software Modules and the DHI FTI Software, and
(d) network control transition services. System One agrees, within 30 days after receipt of an invoice, to pay reasonable charges for such additional services, which shall be based on DHI's then standard rates for personnel, computer usage, travel and other costs.

         9. Cooperation. System One agrees to cooperate with DHI in the performance by DHI of its obligations under this Agreement.

         10. Ownership. Title to, ownership of and all proprietary rights in the Software and the Documentation are reserved to and will at all times remain with DHI, and System One acknowledges that, except for the License provided for and defined in the License Agreement, it has and will have no right or interest therein regardless of whether System One, its employees or agents, may have contributed to the conception or development thereof or paid DHI for its services in connection therewith. System One shall from time to time take any further action and execute and deliver any further instruments, including documents of assignment or acknowledgment, that DHI may reasonably request in establishing and perfecting its ownership rights in the Software and the Documentation.

         11. Protection of Proprietary Rights. System One recognizes and agrees that the Software and the Documentation: (a) are considered and will be considered by DHI to contain trade secrets,




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(b) are and will be furnished to System One in confidence, and (c) contain and will contain proprietary and confidential information of DHI. The placement of a copyright notice on any portion of the Software or Documentation will not be construed to mean that such portion has been published and will not derogate from any claim that such portion is a trade secret or contains proprietary and confidential information. System One agrees to hold the Software and Documentation in confidence and to take all reasonable precautions to safeguard the confidentiality thereof. System One shall keep all copyright notices and proprietary legends on the Software and Documentation and all copies thereof.

         System One will take appropriate action by instruction, agreement or otherwise, with any persons permitted access to any portion of the Software or Documentation, including, without limitation, any sublicensees, to inform them of the trade secret, proprietary and confidential nature of the Software and Documentation, and to obtain their compliance with the terms of this Section. System One will be liable for noncompliance by agents and sublicensees to the same extent as it would be liable for noncompliance by its employees.

         System One will insure, prior to disposing of any media, that any materials relating to the Software or Documentation have been erased or otherwise destroyed.

         The provisions of this Section shall survive any termination of this Agreement or the License granted under the License Agreement. Notwithstanding anything in this Section to the contrary, System One shall have no obligation of confidentiality with respect to any portion of the Software or the Documentation which (i) is now, or hereafter becomes, through no act or failure to act on the part of System One, generally known or available to the public, or (ii) is required to be disclosed by System One by judicial action after notice to DHI and after all reasonably available legal remedies to maintain the confidentiality thereof have been exhausted.

         12. DHI Representatives. DHI agrees that it shall from time to time designate one or more individuals (but not more than three (3)) who will be the primary contacts on behalf of DHI with System One.

         13. System One Representatives. System One agrees that it shall from time to time designate qualified individual(s) (but not more than three (3)) who will have the responsibilities herein described. All communications on behalf of System One with respect to this Agreement and the interaction of DHI and System One with respect thereto shall be made by such designated individual(s). The qualified individual(s) designated by System One must have the skills required to respond to operational questions from System One data processing customers in the use of the Software, and System One agrees to have such individual(s) respond to such questions and

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to work out the underlying problems to the extent possible for the purpose of minimizing the involvement otherwise required by DHI.

         14. Patent and Copyright Indemnity. DHI will, at its expense, defend System One against any claim made against System One during the period of time beginning eighteen (18) months after the date of this Agreement (which is when the License Agreement no longer applies to infringement claims) and ending on the date of the termination of the term of this Agreement with respect to any portion of the Software (i.e., the DHI Software, the DHI Financial Software Modules, or the DHI FTI Software), in which claim it is alleged that such portion of the Software as used within the scope of the License granted to System One pursuant to the License Agreement infringes a U. S. patent, copyright, or trade secret belonging to any third party, and DHI will pay all costs, damages, and attorneys' fees that a court finally awards against System One as a result of such claim provided that:

                  (a) System One promptly notifies DHI in writing of any such claim, and

                  (b) System One allows DHI to control, and fully cooperates with DHI in, the defense and all related settlement negotiations.

If such a claim of infringement has occurred, or in DHI's judgment is likely to occur, System One agrees to allow DHI, at DHI's option and expense, to procure the right for System One to continue using the potentially infringing Software or to replace or modify it so that it becomes non-infringing. If none of the foregoing alternatives is available on terms which are reasonable in DHI's judgment, then DHI shall have the right to terminate the license of the potentially infringing Software upon 60 days prior written notice to System One, in which event DHI shall refund to System One the amount of the fees paid by System One to DHI pursuant to this Agreement during the two (2) year period prior to the date on which such claim against System One was made (or a proportionately smaller amount if only part of the Software is potentially infringing). Notwithstanding anything herein to the contrary, DHI shall have no liability for any infringement claim which results in any way from any modification or alteration of the Software or any part thereof which is not made by DHI pursuant to this Agreement.

         This Section states DHI's entire obligation to System One, regarding infringement or the like.

         15. Taxes. System one agrees to pay when due (or reimburse DHI for) all sales, use and other taxes, including penalties and interest (but only to the extent such penalties and interest are not attributable to any delay by DHI in invoicing System One for such sales, use and other taxes), which DHI is at any time obligated to pay or collect in connection with this Agreement or



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the License of the Software or the other transactions contemplated by this
Agreement, except any taxes based on DHI's net income.

         16. Disclaimer of Warranties. DHI MAKES NO REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT WITH RESPECT TO THE SOFTWARE OR, EXCEPT AS SET FORTH HEREIN, WITH RESPECT TO THE SERVICES TO BE RENDERED BY DHI HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         17. Limitation of Damages; Exclusions of Damages. THE TOTAL LIABILITY OF DHI FOR ANY AND ALL CLAIMS IN ANY WAY RELATED TO THIS AGREEMENT, AND ANY PERFORMANCE OR NONPERFORMANCE BY DHI HEREUNDER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, SHALL IN NO EVENT EXCEED THE TOTAL FEES AND CHARGES PAID TO DHI BY SYSTEM ONE WITHIN THE SIX MONTH PERIOD PRIOR TO THE ASSERTION OF ANY SUCH CLAIM. THIS LIMITATION OF LIABILITY WILL NOT APPLY TO CLAIMS UNDER SECTION 14 HEREIN RELATED TO PATENT AND COPYRIGHT INDEMNITY.

         NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL DHI BE LIABLE TO SYSTEM ONE OR TO ANY SUBLICENSEE OR TO ANY OTHER THIRD PARTY FOR ANY LOST PROFITS, LOST SAVINGS OR OTHER CONSEQUENTIAL DAMAGES, OR FOR ANY INCIDENTAL OR SPECIAL DAMAGES, EVEN IF DHI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY SYSTEM ONE BASED UPON ANY CLAIM BY ANY OTHER PARTY AGAINST SYSTEM ONE.

         18. Third Party Claims. System One agrees to indemnify and hold DHI harmless from any and all claims, losses and damages asserted against DHI by any employee or agent of System One, or by any patient of System One's customers, or any affiliate, or any other person or entity who may be affected by System One's or System One's customers' use of the Software, except for claims in which it is alleged that the Software or Documentation infringe a U.S. patent, copyright or trade secret belonging to any third party.

         19. Delay in Performance. DHI shall not be responsible for any failure to perform due to causes beyond DHI's control, including, but not limited to, labor disputes, strikes, acts of God, fire, storm, water, delays in transportation, power failure, communication line failure and governmental actions. Any delay beyond DHI's control shall be excused and the period of performance extended as may be necessary to enable DHI to perform after the cause of delay has been removed.

         20. Confidential Information of System One. DHI agrees to take all reasonable steps to assure that it does not use or copy System One's confidential information unless such use or copying is approved by, and is for the benefit of, System One.






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


         Each party hereto will take all reasonable steps to assure that the confidential information of the other party shall not be disclosed by it to others, in whole or in part, without the prior written permission of the other party. Such prohibition on disclosures shall not apply to disclosures by either party to its employees and agents, provided such disclosures are reasonably necessary to the actions to be taken by such party pursuant to this Agreement, and provided further that such party takes all reasonable steps to ensure that such information is not disclosed by such employees in contravention of this Agreement. The obligations of System One in this Section 20 are in addition to the obligations of System One under Section 11 herein relating to the protection of proprietary rights.

         21. Notices. All notices given under this Agreement shall be in writing and shall be given by personal delivery, United States mail, or United States express mail or other established express delivery service (such as Federal Express), postage or delivery charge prepaid, addressed to the parties as follows:

           DHI:                      DHI Computing Service, Inc.
                                     Attention: Chief Executive Officer
                                     1525 West 820 North
                                     Provo, Utah 84601

           System One:               Croghan & Associates, Inc.
                                     Attention: Contract Administrator
                                     2900 Center Green Court South
                                     Boulder, CO 80301

Notice shall be considered received on the date of actual receipt, in the event of personal delivery, or on the date of first attempted delivery, in the event of United States mail or United States express mail or other established express delivery service. Either party, upon notice to the other, may change the address for future notices, as long as the changed address is one to which notices may be delivered in the manner contemplated by this section.

         22. Governing Law; Limitation on Actions. This Agreement is entered into in the State of Utah and in all respects shall be construed, interpreted, and governed by the laws of the State of Utah, without regard to conflicts of law principles. No claim or action arising out of this Agreement may be asserted by either party more than two years after the cause of action has arisen.

         23. Entire Agreement; Interpretation; Modification. This Agreement, together with its exhibits, which exhibits are part of this Agreement, sets forth the entire agreement and understanding of the parties with respect to subject matter hereof, and supersedes all prior agreements, written or oral, between the parties. The provisions of this Agreement shall be construed as a whole and not strictly for or against either party. The section

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headings in this Agreement are included only for purposes of convenient reference, and they shall not affect the interpretation of this Agreement. This Agreement may not be amended or modified except by a written instrument signed by both parties.

         24. Late Payments. If any payment owed by System One to DHI is not paid when due, DHI, at its option, may charge System One interest on such past due amount at the rate of one and one-half percent (1.5%) per month, or the maximum rate permitted by applicable law, whichever is less.

         25. Effect of Invalid or Unenforceable Provision. This Agreement, to the extent possible, shall be construed so as to give validity to all the provisions hereof. Any provision of this Agreement found to be invalid or unenforceable shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be enforced to the fullest extent permitted by applicable law. However, if removal of a provision would frustrate the contractual intent of the parties, such removal shall be cause for termination.

         26. Arbitration. If a dispute cannot be resolved to the parties' mutual satisfaction, the dispute shall be resolved through binding arbitration. It is the intent of the parties that the arbitration be structured in such a way as to minimize costs and delay. The arbitration shall be conducted pursuant to the rules of commercial arbitration of the American Arbitration Association (AAA), with the following stipulations or exceptions:

                  (a) The arbitration hearing shall be held before a single arbitrator if DHI and System One agree upon a single arbitrator. If DHI and System One cannot agree upon a single arbitrator, then each shall select an arbitrator, and those arbitrators shall select a third arbitrator. If they are unable to agree upon a third arbitrator within 15 days, the third arbitrator shall be selected as provided in the AAA rules. Each arbitrator shall have knowledge of healthcare electronic data processing practices.

                  (b) Each party's presentation at the arbitration hearing shall be limited to 14 hours, and the hearing shall be completed within ten
         (10) business days.

                  (c) The arbitration decision shall be rendered not later than thirty (30) days after the final day of the hearing and shall be judicially enforceable, non-appealable and binding.

                  (d) Summaries of any expert testimony, along with copies of all documents to be submitted as exhibits, shall be exchanged at least ten (10) business days before arbitration under procedures set up by the arbitrator(s).




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                  (e) Except as otherwise specified herein, there shall be no discovery or dispositive motion practice except as may be permitted by the arbitrator(s), who may authorize only such discovery as is shown to be necessary to insure a fair hearing. No discovery or motions permitted by the arbitrators shall in any way alter the time limits specified herein.

                  (f) Arbitration costs, arbitrators' fees, and attorneys' fees and costs shall be allocated between the parties by the arbitrator(s).

                  (g) The arbitration shall occur in Phoenix, Arizona.

                  (h) In no event may the arbitrator(s) award punitive damages.

         27. Binding Effect; Condition on Assignment. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. System One may not assign its rights under this Agreement unless, in conjunction therewith, the assignee agrees for the benefit of DHI to assume System One's obligations under this Agreement, including, without limitation, System One's obligations under Section 11 herein relating to the protection of proprietary rights. No such assignment shall release System One of its obligations under this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement.


                                       DHI COMPUTING SERVICE, INC.,
                                       a Utah corporation

                                       By: /s/ [ILLEGIBLE]
                                          --------------------------------------
                                       Its:   [ILLEGIBLE]
                                          --------------------------------------

                                       CROGHAN & ASSOCIATES, INC.,
                                       a Colorado corporation

                                       By: /s/ Raymond D. Croghan
                                          --------------------------------------
                                       Its: President & CEO
                                          --------------------------------------




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